UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2015

Landmark Apartment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 237-1335
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Between July 23 and July 30, 2015, Landmark Apartment Trust, Inc. (the “Company”), through wholly-owned subsidiaries of Landmark Apartment Trust Holdings, LP, the Company's operating partnership, obtained 21 separate mortgage loans from CBRE Capital Markets, Inc. which will in turn be assigned to the Federal Home Loan Mortgage Corporation and serviced by GEMSA Loan Services, LP. Each of the 21 loans is secured by one of the Company’s existing multifamily residential properties. None of the loans are cross-collateralized or cross-defaulted with any others. Each of the new mortgage loans has a 7-year term maturing August 1, 2022 and accrues interest at either a (i) fixed rate equal to 4.20% or (ii) floating rate equal to 1-month LIBOR plus 2.61%. After an initial two-year interest-only period, principal amortizes on each of the new loans based upon a 30-year amortization schedule. Each of the floating rate loans has a one-year prepayment lockout period. The Company has purchased interest rate caps for each floating rate loan. The aggregate balance of the new loans is approximately $457.9 million. The Company used a portion of the proceeds from the new loans to repay in full the approximately $305.5 million outstanding balance on the existing loans. The Company expects to use all of the remaining net proceeds to redeem a portion of the Company’s outstanding 8.75% Series D Cumulative Non-Convertible Preferred Stock and 9.25% Series E Cumulative Non-Convertible Preferred Stock.
Prior to the refinancings, the interest rates for the existing loans ranged from 2.38% to 6.33% (with a weighted average interest rate of 4.70%) and the maturity dates ranged from August 1, 2015 to July 1, 2023.
Below is additional information regarding the new individual mortgage loans:
Fixed Rate Loans

•	Esplanade - $14,775,000 loan secured by a mortgage on the multifamily residential property known as Esplanade Apartments located in Orlando, Florida.

•	Fountain Oaks - $5,897,000 loan secured by a mortgage on the multifamily residential property known as Fountain Oaks Apartments located in Jacksonville, Florida.

•	Landmark at Avery Place - $14,850,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Avery Place Apartments located in Tampa, Florida.

•	Landmark at Ocean Breeze - $9,900,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Ocean Breeze Apartments located in Melbourne, Florida.

•	Landmark at Monaco Gardens - $19,425,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Monaco Gardens Apartments located in Charlotte, North Carolina.

•	Landmark at Mallard Creek - $17,318,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Mallard Creek Apartments located in Charlotte, North Carolina.

•	Landmark at Lyncrest Reserve - $22,050,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Lyncrest Reserve Apartments located in Nashville, Tennessee.

•	Landmark at Barton Creek - $29,874,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Barton Creek Apartments located in Austin, Texas.

•	Landmark at Emerson Park - $32,100,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Emerson Park Apartments located in Houston, Texas.

•	Landmark at Preston Wood - $11,625,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Preston Wood Apartments located in Dallas, Texas.

•	Landmark at Spring Creek - $13,350,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Spring Creek Apartments located in Dallas, Texas.

•	Towne Crossing - $20,582,000 loan secured by a mortgage on the multifamily residential property known as Towne Crossing Apartments located in Dallas, Texas.

•	Landmark at Gleneagles - $43,050,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Gleneagles Apartments located in Dallas, Texas.

•	Park at Northgate - $19,707,000 loan secured by a mortgage on the multifamily residential property known as Park at Northgate Apartments located in Houston, Texas.

•	Landmark at Sutherland Park - $35,025,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Sutherland Park Apartments located in Dallas, Texas.

Floating Rate Loans

•	Landmark at Lake Village North - $45,300,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Lake Village North Apartments located in Dallas, Texas.

•	Landmark at Lake Village East - $14,560,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Lake Village East Apartments located in Dallas, Texas.

•	Landmark at Lake Village West - $15,600,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Lake Village West Apartments located in Dallas, Texas.

•	Landmark at Laurel Heights - $18,300,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Laurel Heights Apartments located in Dallas, Texas.

•	Landmark at Wynton Pointe - $32,662,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Wynton Pointe Apartments located in Nashville, Tennessee.

•	Landmark at Glenview Reserve - $21,915,000 loan secured by a mortgage on the multifamily residential property known as Landmark at Glenview Reserve Apartments located in Nashville, Tennessee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 30, 2015	Landmark Apartment Trust, Inc.

	By:	/s/ Anthony E. Szydlowski
	Name:	Anthony E. Szydlowski
	Title:	General Counsel and Secretary